Exhibit 10.1

COLONY FINANCIAL, INC.

2009 NON-EXECUTIVE DIRECTOR STOCK PLAN

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COLONY FINANCIAL, INC.

2009 NON-EXECUTIVE DIRECTOR STOCK PLAN

Colony Financial, Inc., a Maryland corporation (the “Company”), sets forth herein the terms of its 2009 Non-Executive Director Stock Plan (the “Plan”), as follows:

1. PURPOSE; TYPES OF AWARDS

The purposes of the Plan are to afford an incentive to the non-executive directors of the Company to continue as directors, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. The Plan provides for the grant of Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1. “Award” means any award of Restricted Stock or Restricted Stock Unit or any Other Stock-Based Award granted under the Plan.

2.2. “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

2.3. “Board” means the Board of Directors of the Company.

2.4. “Change of Control” means:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (i) the then outstanding shares of common stock, par value $0.01 per share, of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company; (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or trust controlled by the Company; and (iii) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 2.4; or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, and (ii) no Person (excluding any corporation or trust resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or trust resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of the then outstanding shares of the corporation or trust resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or trust except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation or trust resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company and consummation of such transaction.

2.5. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

2.6. “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times consist of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

2.7. “Company” means Colony Financial, Inc., a Maryland corporation, or any successor corporation.

2.8. “Effective Date” means September 21, 2009, the date on which the Plan was adopted by the Board.

2.9. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

2.10. “Fair Market Value” means the value of a share of Stock, determined as follows: if on the date of grant the shares of Stock are listed on an established national or regional stock exchange, or are publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on (i) the date of grant (if the grant is made before trading commences on the exchange or securities market or while such exchange or securities market is open for trading) or (ii) the next trading day after the date of grant (if the grant is made after the exchange or securities market closes on a trading day or if the grant is made on a day that is not a trading day on such exchange or securities market). If there is no such reported closing price on the applicable date as specified in the immediately preceding sentence, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on the applicable date as specified in the immediately preceding sentence. If on the date of grant the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.11. “Manager” means the entity, if any, providing management services to the Company, currently Colony Financial Manager, LLC, or any entity providing management services to the Company.

2.12. “Other Stock-Based Award” means a right or other interest granted to a Participant that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to Stock options, unrestricted shares of Stock or dividend equivalent rights.

2.13. “Participant” means an eligible person who has been granted an Award under the Plan.

2.14. “Plan” means this Colony Financial, Inc. 2009 Non-Executive Director Stock Plan, as amended from time to time.

2.15. “Restricted Stock” means an Award of shares of Stock to a Participant under Section 6.2(i) that may be subject to certain restrictions and to a risk of forfeiture.

2.16. “Restricted Stock Unit” or “RSU” means a right granted to a Participant under Section 6.2(ii) to receive Stock, cash or other property at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

2.17. “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

2.18. “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

3. ADMINISTRATION

The Plan shall be administered by the Board. Except with respect to the amendment, modification, suspension or early termination of the Plan, the Board may appoint a Committee to administer all or a portion of the Plan. To the extent that the Board so delegates its authority, references herein to the Board shall be deemed references to such Committee. The Board may delegate to one or more agents such administrative duties as it may deem advisable, and the Committee or any other person to whom the Board has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board or such Committee or person may have under the Plan. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

The Board shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (v) make adjustments in the terms and conditions of Awards; (vi) construe and interpret the Plan and any Award; (vii) prescribe, amend and rescind rules and regulations relating to the Plan; (viii) determine the terms and provisions of the Award Agreements (which need not be identical for each Participant); and (ix) make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all persons, including but not limited to the Company, any parent or subsidiary of the Company, any Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, except as provided in the second paragraph of Section 5, neither the Board nor the Committee may take any action which would have the effect of reducing the aggregate exercise, base or purchase price of any Award without obtaining the approval of the Company’s stockholders.

4. ELIGIBILITY

Awards may be granted, in the discretion of the Board, to directors of the Company who are not officers of the Company. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Board shall take into account such factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.

5. STOCK SUBJECT TO THE PLAN

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be equal to 100,000, subject to adjustment as provided herein. Stock issued under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Participant, or if shares of Stock are surrendered or withheld by the Company as payment of either the purchase price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan.

In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Board shall make equitable changes or adjustments to any or all of: (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards; (iii) the purchase price relating to any Award and (iv) the performance goals, if any, applicable to outstanding Awards. In addition, the Board may determine that any such equitable adjustment may be accomplished by making a payment to the Award holder, in the form of cash or other property (including but not limited to shares of Stock).

6. TERMS OF AWARDS

6.1 General. The term of each Award shall be for such period as may be determined by the Board. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company upon the grant, vesting or delivery of an Award may be made in such forms as the Board shall determine at the date of grant or thereafter, including, without limitation, cash, Stock or other property, and may be made in a single payment or transfer, in installments or on a deferred basis (in accordance with Section 8.13). The Board may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall determine.

6.2 Terms of Specified Awards. The Board is authorized to grant the Awards described in this Section 6.2, under such terms and conditions as deemed by the Board to be consistent with the purposes of the Plan. Such Awards may be granted with vesting, value and/or and payment contingent upon attainment of one or more performance goals. Except as otherwise set forth herein or as may be determined by the Board, each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Board shall determine at the date of grant or thereafter.

(i) Restricted Stock. The Board is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(A) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Board may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board may determine. The Board may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of one or more performance goals. Unless otherwise determined by the Board, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B) Forfeiture. Upon termination of service to the Company during the applicable restriction period, any unvested Restricted Stock and any accrued but unpaid dividends shall be forfeited; provided, that the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(C) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(D) Dividends/Distributions. Unless otherwise determined by the Board, except as provided in the immediately following sentence, dividends and distributions paid on Restricted Stock shall be paid at the dividend or distribution payment date in the same form as dividends and distributions are paid to other Company stockholders. Unless otherwise determined by the Board, Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend or distribution, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(ii) Restricted Stock Units. The Board is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(A) Award and Restrictions. Delivery of Stock, cash or other property, as determined by the Board, will occur upon expiration of the period specified for RSUs by the Board during which forfeiture conditions apply, or such later date as the Board shall determine. The Board may place restrictions on RSUs that shall lapse, in whole or in part, only upon the attainment of one or more performance goals.

(B) Forfeiture. Upon termination of service to the Company prior to the vesting of RSUs, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such RSUs relate, all RSUs and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will be waived in whole or in part in the event of termination resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of RSUs.

(C) Dividend/Distribution Equivalents. The Board is authorized to grant to Participants the right to receive dividend equivalent payments and/or distribution equivalent payments for the period prior to settlement of the RSU. Dividend equivalents or distribution equivalents may be paid currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Board. Any such settlements, and any such crediting of dividend equivalents or distribution equivalents or reinvestment in Stock, may be subject to such conditions, restrictions and contingencies as the Board shall establish, including the reinvestment of such credited amounts in Stock equivalents. Unless otherwise determined by the Board, any such dividend equivalents or distribution equivalents shall be paid or credited, as applicable, on the dividend payment date to the Participant as though each RSU held by such Participant were a share of outstanding Stock.

(iii) Other Stock-Based Awards. The Board is authorized to grant Awards to Participants in the form of Other Stock-Based Awards, as deemed by the Board to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Board shall determine the terms and conditions of such Awards at the date of grant or thereafter. Without limiting the generality of this paragraph, Other Stock-Based Awards may include grants of shares of Stock that are not subject to any restrictions or a substantial risk of forfeiture. Upon termination of service to the Company prior to the vesting of an Other Stock-Based Award, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Other Stock-Based Award relates, all Other Stock-Based Awards that are then subject to deferral or restriction shall be forfeited; provided, that the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to such Other Stock-Based Award will be waived in whole or in part in the event of termination resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of such Other Stock-Based Award.

7. CHANGE IN CONTROL

Upon the occurrence of a Change in Control in which outstanding Restricted Stock, RSUs and Other Stock-Based Awards are not being assumed or continued, all outstanding Restricted Stock shall be deemed to have vested, all RSUs shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Other Stock-Based Awards shall be deemed to have vested and such other provisions shall apply as might be set forth in the Award Agreement, immediately prior to the occurrence of such Change in Control, and the Board may elect, in its sole discretion, to cancel any outstanding Awards of Restricted Stock, RSUs, or Other Stock-Based Awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), equal to the formula or fixed price per share paid to holders of shares of Stock.

The Plan, RSUs, Restricted Stock and Other Stock-Based Awards theretofore granted shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of the RSUs, Restricted Stock and Other Stock-Based Awards theretofore granted, or for the substitution for such RSUs, Restricted Stock and Other Stock-Based Awards for new common RSUs, Restricted Stock and Other Stock-Based Awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock).

The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in this Section 7. This Section 7 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that are not Change in Controls.

8. GENERAL PROVISIONS

8.1 Nontransferability. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

8.2 No Right to Continued Service, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue as a director of, or continue to provide services to, the Company or any parent, subsidiary or Affiliate of the Company or the Manager or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s service.

8.3 Taxes. The Company or any parent or subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. The Board may provide in the Award Agreement that in the event that a Participant is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Participant may satisfy such obligation (in whole or in part) by electing to have the Company withhold a portion of the shares of Stock to be received upon settlement or exercise of such Award that is equal to the minimum amount required to be withheld.

8.4 Effective Date; Amendment and Termination

(i) The Plan shall take effect upon the Effective Date.

(ii) The Board may at any time and from time to time terminate, amend, modify or suspend the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. The Board may at any time and from time to time amend any outstanding Award in whole or in part. Notwithstanding the foregoing sentence of this clause (ii), no amendment or modification to or suspension or termination of the Plan or amendment of any Award shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan.

8.5 Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted.

8.6 Deferrals. The Board shall have the authority to establish such procedures and programs that it deems appropriate (in accordance with Section 8.13) to provide Participants with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan.

8.7 No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan. There is no obligation for uniformity of treatment among Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

8.8 Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

8.9 No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

8.10 Regulations and Other Approvals

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

(ii) Each Award is subject to the requirement that, if at any time the Board determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Board may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

(iv) The Board may require a Participant receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Board shall determine is necessary or desirable to further the Company’s interests.

8.11 Registration on Form S-8. The Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 with respect to the securities to be offered to Participants under the Plan and shall during the term of the Plan keep such registration statement effective.

8.12 Governing Law. The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

8.13 Section 409A. The Company intends to comply with Code Section 409A, or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Company determines that a Participant would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.